Exhibit 10.3

EXECUTION COPY

IKANOS COMMUNICATIONS, INC.

STOCKHOLDER AGREEMENT

Dated as of April 21, 2009

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

Section 1.1.	Definitions	1
Section 1.2.	General Interpretive Principles	5

ARTICLE II

GOVERNANCE

Section 2.1.	Board of Directors	6
Section 2.2.	Voting	6

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1.	General Transfer Restrictions	7
Section 3.2.	Specific Transfer Restrictions	7
Section 3.3.	Permitted Transfers	9

ARTICLE IV

SHARE OWNERSHIP

Section 4.1.	Standstill	9
Section 4.2.	Preemptive Rights	11

ARTICLE V

REGISTRATION RIGHTS

Section 5.1.	Certain Definitions	13
Section 5.2.	Shelf Registration	15
Section 5.3.	Piggyback Registration	20
Section 5.4.	Expenses of Registration	21
Section 5.5.	Obligations of the Company	21
Section 5.6.	Indemnification	23
Section 5.7.	Information by Holder	26
Section 5.8.	Transfer of Registration Rights	26
Section 5.9.	Delay of Registration	26
Section 5.10.	Rule 144 Reporting	26
Section 5.11.	Termination of Registration Rights	26

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1.	Further Assurances	27

ARTICLE VII

MISCELLANEOUS

Section 7.1.	Entire Agreement	27
Section 7.2.	Specific Performance	27
Section 7.3.	Governing Law	27
Section 7.4.	Amendment and Waiver	27
Section 7.5.	Binding Effect	27
Section 7.6.	Termination	27
Section 7.7.	Notices	28
Section 7.8.	Severability	28
Section 7.9.	Counterparts	28
Section 7.10.	Venue, Waiver of Jury Trial	28

ii

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT is made as of April 21, 2009, by and between Ikanos Communications, Inc., a Delaware corporation (“Ikanos” or the “Company”), and Tallwood III, L.P., a Delaware limited partnership (“Tallwood III”), Tallwood III Partners, L.P., a Delaware limited partnership (“Tallwood III Partners”), Tallwood III Associates, L.P., a Delaware limited partnership (“Tallwood III Associates”), and Tallwood III Annex, L.P., a Delaware limited partnership (“Tallwood III Annex”) (Tallwood III, Tallwood III Partners, Tallwood III Associates and Tallwood III Annex are together hereinafter referred to as the “TWVC Funds” and each individually, a “TWVC Fund”).

WHEREAS, the TWVC Funds and Ikanos have entered into the Securities Purchase Agreement, dated as of April 21, 2009 (as may be amended from time to time, the “Securities Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, the TWVC Funds agreed to purchase 24,000,000 shares (the “Shares”) of the common stock, par value $0.001 per share, of Ikanos (the “Common Stock”), warrants (the “Warrants”) to acquire up to 7,800,000 shares of Common Stock (the “Warrant Shares”) and one (1) share of Series A Preferred Stock, par value $0.001 per share, of Ikanos (the “Series A Preferred”); and

WHEREAS, the TWVC Funds and the Company desire to set forth certain rights and obligations of the TWVC Funds and the Company with respect to the TWVC Funds’ investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the reasonable judgment of the Non-TWVC Directors: (i) would be required to be made in any report or registration statement filed with the SEC by the Company so that such report or registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” means this Stockholder Agreement, as the same may be amended, supplemented, restated or modified.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act. For the avoidance of doubt, and except as otherwise provided herein, the TWVC Funds will be deemed to Beneficially Own all of the Warrant Shares issuable upon exercise of the Warrants held by the TWVC Funds or their respective Affiliates at the time of determination.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized or required by law to be closed in San Francisco, California.

“Certificate of Designation” means the Company’s Series A Preferred Stock Certificate of Designation as filed with the Secretary of State of the State of Delaware.

“Change of Control” means any of: (a) the purchase or other acquisition by any Person or Group, directly or indirectly, in one transaction or a series of related transactions, of Voting Securities that, immediately following consummation of such transaction(s), when combined with any other Voting Securities Beneficially Owned by such Person or Group, represent more than fifty percent (50%) of the Voting Securities of the Company then outstanding (excluding for such purposes the Warrant Shares to the extent the Warrants are unexercised at the time of consummation); (b) the consummation of any tender offer or exchange offer by any Person or Group that results in such Person or Group Beneficially Owning, when combined with any other Voting Securities Beneficially Owned by such Person or Group, more than fifty percent (50%) of the Voting Securities of the Company outstanding immediately following the consummation of such tender or exchange offer (excluding for such purposes the Warrant Shares to the extent the Warrants are unexercised at the time of consummation); or (c) the consummation of a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the voting equity interests in the surviving or resulting entity of such transaction.

“Closing” has the meaning set forth in the Securities Purchase Agreement.

“Company Nominees” means the means the individuals the Non-TWVC Directors nominate for election to the Board for all available seats other than the seats held by the TWVC Directors.

“Convertible Securities” means all outstanding securities exercisable or exchangeable for, or convertible into, Voting Securities or non-voting equity securities, including stock options, warrants and the Warrants.

“Election Notice” shall have the meaning assigned to in Section 4.2(b).

“Eligible Voting Securities” means all outstanding Voting Securities that are entitled to be voted on any matter under consideration at any stockholders meeting or pursuant to any action by written consent of stockholders. For the avoidance of doubt, Eligible Voting Securities shall not include Warrant Shares to the extent the Warrants are unexercised as of the record date for determining stockholders entitled to vote at a particular stockholders meeting or pursuant to a particular action by written consent of stockholders.

“Excess Eligible Voting Securities” means, at the time of determination, the number of Eligible Voting Securities held of record or Beneficially Owned by the TWVC Funds that exceeds 35% of all outstanding Eligible Voting Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars, (ii) with respect to non-cash consideration consisting of publicly-traded securities, the average daily closing sales price of such securities for the ten (10) consecutive trading days ending on the trading day immediately preceding the date the Fair Market Value of such securities is required to be determined hereunder on the principal national securities exchange on which such securities are listed and admitted to trading, or, if not listed and admitted to trading on any such exchange, the average of the closing bid and asked prices in the over-the-counter market and (iii) with respect to non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value of the non-cash consideration as of such date in the good faith determination of the Board.

“Group“ shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Independent Non-TWVC Directors” means the Non-TWVC Directors other than the chief executive officer of Ikanos.

“Non-TWVC Directors” means the members of the Board other than the TWVC Directors.

“Ownership Amount” means, as of the date of the relevant Election Notice, all the Common Stock held by the TWVC Funds and their respective Affiliates and the number of Warrant Shares then held by the TWVC Funds and their respective Affiliates; provided that any Common Stock acquired in violation of the provisions of this Agreement shall be excluded.

“Ownership Percentage” means, as of the date of the relevant Election Notice, a fraction, the numerator of which is the Ownership Amount and the denominator of which is the total number of outstanding Common Stock (including the Warrant Shares) as of the date of the relevant Participation Notice.

“Participation Notice” shall have the meaning assigned to in Section 4.2(b).

“Participation Shares” means the number of Voting Securities, non-voting equity securities or Convertible Securities proposed to be sold by the Company in a Post-Closing Issuance.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Post-Closing Issuance” shall have the meaning assigned to it in Section 4.2(a).

“Restricted Shares” means the Shares, the Warrants and the Warrant Shares.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Share Equivalents” means all outstanding shares of the Common Stock, together with all shares of Common Stock issuable upon exercise, conversion or exchange of all outstanding Convertible Securities (whether or not then exercisable, convertible or exchangeable), including the Warrant Shares.

“Shares” shall have the meaning assigned to it in the preamble.

“Significant Event” means any of: (a) the public announcement of the entry into a definitive agreement or agreement in principle providing for the purchase or other acquisition by any Person or Group, directly or indirectly, in one transaction or a series of related transactions, of Voting Securities that, immediately following consummation of the transaction(s), when combined with any other Voting Securities Beneficially Owned by such Person or Group, would represent more than fifty percent (50%) of the Voting Securities of the Company then outstanding (excluding for such purposes the Warrant Shares to the extent the Warrants are unexercised at the time of consummation); (b) the commencement of any tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group Beneficially Owning, when combined with any other Voting Securities Beneficially Owned by such Person or Group, more than fifty percent (50%) of the Voting Securities of the Company outstanding immediately following the consummation of such tender or exchange offer (excluding for such purposes the Warrant Shares to the extent the Warrants are unexercised at the time of consummation); or (c) the public announcement of the entry into by the Company of a definitive agreement or agreement in principle providing for a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the voting equity interests in the surviving or resulting entity of such transaction.

“Subsidiary“ means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (A) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (B) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (C) a general or managing partnership interest in such entity.

“Transfer” means voluntarily, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise) or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Voting Securities, any Convertible Securities, or any interest in any Voting Securities or Convertible Securities.

“TWVC Directors” means the directors the TWVC Funds have the right to elect to the Board as a holder of a share of the Company’s Series A Preferred pursuant to the Certificate of Designation.

“Voting Securities” means shares of Common Stock and any other securities of the Company that are permitted by their terms to vote generally in the election of directors. Except as otherwise provided herein, references to the number or percentage of Voting Securities outstanding or Beneficially Owned will be deemed to include the Warrant Shares issuable upon exercise of the Warrants held by the TWVC Funds at the time of determination.

“Warrants” shall have the meaning assigned to it in the preamble.

“Warrant Shares” shall have the meaning assigned to it in the preamble.

Section 1.2. General Interpretive Principles.

(a) The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.

(b) Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

(c) For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(d) Unless otherwise specified, any action that is required to be taken by the Non-TWVC Directors or any consent that may be given by the Non-TWVC Directors herein shall require the approval or consent of at least a majority of the Independent Non-TWVC Directors.

(e) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

ARTICLE II

GOVERNANCE

Section 2.1. Board of Directors. Immediately following the Closing, the initial TWVC Directors shall be George Pavlov as a Class I director (serving until at least the 2012 annual meeting) and Dado Banatao as a Class III director (serving until at least the 2011 annual meeting) and a third person to be designated by Tallwood III in its sole discretion as provided in the Certificate of Designation as a Class II director (serving until at least the 2010 annual meeting). The initial Non-TWVC Directors shall be Frederick Lax as a Class I director, Michael Gulett as a Class II director, Danial Faizullabhoy as a Class II director and Paul Hansen as a Class III director.

Section 2.2. Voting.

(a) So long as a TWVC Fund or any Affiliate of the TWVC Funds own a share of Series A Preferred, the TWVC Funds shall, and shall cause their respective Affiliates to, vote all of the Voting Securities held of record or Beneficially Owned by the TWVC Funds or any of their respective Affiliates in the same proportion (for, against, abstain or withheld, or as otherwise indicated) as the votes cast by all other holders of Eligible Voting Securities other than the TWVC Funds and their respective Affiliates for any proposal related to the election or removal of the Company Nominees.

(b) Until the third anniversary of the Closing Date, the TWVC Funds shall take such actions and shall cause their respective Affiliates to take such actions as may be required so that all Excess Eligible Voting Securities that are held of record or Beneficially Owned by the TWVC Funds or any of their respective Affiliates from time to time are voted on all matters to be voted on by holders of Eligible Voting Securities in the same proportion (for, against, abstain or withheld, or as otherwise indicated) as the votes cast by all other holders of Eligible Voting Securities other than the TWVC Funds and their respective Affiliates.

(c) So long as a TWVC Fund or any Affiliate of the TWVC Funds own a share of Series A Preferred, the TWVC Funds shall grant and shall cause their respective Affiliates to grant an irrevocable proxy to the Independent Non-TWVC Directors to vote on all matters requiring a separate class vote of the Series A Preferred stockholders under applicable law, other than with respect to (i) the election, removal or appointment of the Series A Directors (as defined in the Certificate of Designation), (ii) the amendment, alteration or repeal of any of the provisions of Ikanos’ Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including the Certificate of Designation in any respect whatsoever except as expressly provided below), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated (whether by the exchange or conversion of the Series A Preferred for either cash or a share or shares, or other securities or interests, in another corporation, or other Person, having the same or different rights than the Series A Preferred) the powers, designations, preferences or other rights of the Series A Preferred, other than a merger with a Person that is not an Affiliate of Ikanos or the TWVC Funds that results in a Change of Control, or (iii) any amendment to the Bylaws that would increase the number of directors on the Board, which increase shall also require the approval of the Non-Series A Directors.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Transfer Restrictions. The right of the TWVC Funds to Transfer any Voting Securities or Convertible Securities Beneficially Owned by them is subject to the restrictions set forth in this Article III, and no Transfer by the TWVC Funds of Voting Securities or Convertible Securities Beneficially Owned by the TWVC Funds may be effected except in compliance with this Article III. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company.

Section 3.2. Specific Transfer Restrictions.

(a) Without the prior approval of the Non-TWVC Directors, the TWVC Funds shall not, and shall not permit any of their respective Affiliates to, in a block trade or similar arrangement:

(i) Transfer Voting Securities or Convertible Securities to any Person or Group that, after consummation of such Transfer, would, to the TWVC Fund’s knowledge, have Beneficial Ownership of Voting Securities representing in the aggregate more than 15% of the outstanding Voting Securities of the Company;

(ii) Transfer Voting Securities or Convertible Securities representing in the aggregate 15% or more of the outstanding Voting Securities of the Company to a single purchaser or Group; or

(iii) Knowingly transfer Voting Securities or Convertible Securities to any Person or Group that is a competitor of the Company or an Affiliate of such competitor.

(b) Notwithstanding anything to the contrary in this Agreement, the TWVC Funds shall not, and shall not permit any of their respective Affiliates to, Transfer the Series A Preferred to any Person or Group other than one of the TWVC Funds or their respective Affiliates who agree to be bound by all of the terms and conditions of this Agreement applicable to the TWVC Funds.

(c) Without the prior approval of the Non-TWVC Directors, the TWVC Funds shall not, and shall not permit any of their respective Affiliates to Transfer Voting Securities or Convertible Securities representing in the aggregate 35% or more of the outstanding Voting Securities of the Company to any Person or Group in one transaction or series of related transactions other than pursuant to a Change of Control transaction in which all holders of Voting Securities have the opportunity to receive the same consideration per share of Common Stock as that received by the TWVC Funds in such transaction(s).

(d) The TWVC Funds acknowledge that the Restricted Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The TWVC Funds covenant that the Restricted Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of Restricted Shares other than pursuant to an effective registration statement, to the Company or pursuant to Rule 144 or 144A (or any similar provision then in force), the Company may require the TWVC Funds to provide to the Company an opinion of counsel selected by the TWVC Funds and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion, except to the extent that the transfer agent requests such legal opinion, any Transfer of Restricted Shares by the TWVC Funds to an Affiliate of any TWVC Fund or to any general or limited partner of any TWVC Fund, provided that the Transfer is effected in accordance with Section 3.3.

(e) The TWVC Funds agree to the imprinting, so long as is required by this Section 3.2, of the following legend on any certificate evidencing any of the Restricted Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Restricted Shares shall not be required to contain such legend or any other legend (i) following any sale of such Restricted Shares pursuant to an effective registration statement (including the Shelf Registration Statement) covering the resale of the Restricted Shares, (ii) following any sale of such Restricted Shares pursuant to Rule 144 or Rule 144A (or any similar provision then in force) or if the Restricted Shares are transferable by a person who is not an Affiliate of the Company pursuant to Rule 144 or Rule 144A (or any similar provision then in force) without any volume or manner of sale restrictions thereunder, or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). Whenever such restrictions shall cease and terminate as to any Restricted Shares, the holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein.

Section 3.3. Permitted Transfers. Notwithstanding the other provisions of Article 3, the TWVC Funds may Transfer any or all of the Share Equivalents held by them to any of their respective Affiliates or their respective general or limited partners, provided that (i) neither the transferee nor any Person known to the TWVC Funds to be an Affiliate of such transferee is, to the knowledge of the TWVC Funds, a competitor of the Company, (ii) the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (iii) the transferee does not request any removal of any existing legend on any certificate evidencing the Share Equivalents unless the removal of such legend is permitted under Section 3.2(d), and (iv) at or prior to the Transfer such transferee shall have agreed with the Company in writing to be bound by all of the terms and condition of this Agreement applicable to the TWVC Funds.

ARTICLE IV

SHARE OWNERSHIP

Section 4.1. Standstill.

(a) Except as provided in Section 4.1(b) or (c) or as consented to in writing by the Non-TWVC Directors, from the Closing until the two year anniversary thereof (the “Standstill Period”), the TWVC Funds shall not, nor shall it permit any of their respective Affiliates to, directly or indirectly:

(i) acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, through the use of a derivative instrument or voting agreement, or otherwise, Beneficial Ownership of additional Voting Securities or Convertible Securities except pursuant to Section 4.2 of this Agreement or pursuant to the exercise of the Warrants;

(ii) (a) make, or in any way participate, directly or indirectly, in, any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote Voting Securities under any circumstances for a change in the Board or in connection with a Change of Control, or (b) deposit any Voting Securities in any voting trust or subject any Voting Securities to any similar agreement with respect to the voting of any Voting Securities;

(iii) make any public announcement of a proposal or offer (with or without conditions) with respect to any tender offer, merger, consolidation or business combination or similar transaction involving the TWVC Funds or their respective Affiliates and the Company (provided that nothing herein shall be construed to limit private communications among Board members at Board meetings related to any such extraordinary transaction);

(iv) form, join or in any way participate in any Group with respect to the Voting Securities (other than a Group comprised solely of the TWVC Funds and their respective Affiliates who have agreed in writing to be bound by the terms of this Agreement) with respect to any plans or proposals which relates to or could result in any of the matters set forth in clauses (a) through (i) of Item 4 of Schedule 13D under the Exchange Act (or any successor or amendment thereto);

(v) effect or seek any recapitalization, reclassification, liquidation or dissolution or other extraordinary transaction that would have the effect of any of the matters described in clauses (i), (ii) or (iii) above;

(vi) publicly disclose any intention, plan or arrangement by the TWVC Funds inconsistent with the restrictions contained in clauses (i), (ii), (iii), (iv) and (v) above; or

(vii) take any action with the intent of causing, or with the knowledge that it would cause, the Company under applicable law or the rules of the principal exchange on which the Common Stock of the Company is then listed or traded to make a public announcement regarding any of (i), (ii), (iii), (iv) or (v) above.

(b) Notwithstanding the foregoing, the restrictions contained in Section 4.1(a) shall not (1) apply with respect to the election of the TWVC Directors in accordance with the Company’s Series A Preferred Stock Certificate of Designation, (2) prevent a TWVC Director from taking any action in his or her capacity as a director of the Company, if such TWVC Director reasonably concludes that failure to take such action would be a breach of his or her fiduciary duties as a director or (3) prohibit the TWVC Funds or their respective Affiliates from voting its Voting Securities in their discretion, subject to the restrictions contained in Section 2.2.

(c) If a Significant Event occurs during the Standstill Period, the TWVC Funds and their respective Affiliates shall no longer be subject to the restrictions set forth in Section 4.1(a); provided, however, that if such Significant Event is a tender offer or exchange offer contemplated by clause (b) of the definition of Significant Event and the Company files a Schedule 14D-9 recommending (and does not thereafter change its recommendation) that its stockholders reject such tender offer or exchange offer, then in the event such tender offer or exchange offer does not result in a Change of Control, the TWVC Funds will again be subject to the restrictions contained in Section 4.1(a) upon the occurrence, if any, of the expiration or earlier termination thereof.

(d) Notwithstanding the foregoing, nothing in this Agreement shall prohibit the following activities by the TWVC Funds: (i) in the event that the Board determines to consider any proposal by a party other than the TWVC Funds (a “Third Party Proposer”) for a transaction that would likely constitute a Significant Event, the TWVC Funds, together with such persons with which the TWVC Funds may associate, shall have the right to make any alternate proposal to the Company (subject to the restrictions contained in subsections 4.1(a)(iii), 4.1(a)(vi) and 4.1(a)(vii) above so long as, and only so long as, the proposal of the Third Party Proposer has not been publicly disclosed by any person or is not otherwise publicly known) and (ii) in the event that a party other than the TWVC Funds proposes any transaction that would constitute a Significant Event following which the Company would no longer be a public company, the TWVC Funds shall be entitled to discuss or enter into an agreement with the party proposing such transaction for a “rollover” of some or all of the TWVC Funds’ securities of the Company or other arrangements with similar effect (subject to the restrictions set forth in Section 2.2(b) and, so long as, and only so long as, the proposal for such Significant Event has not been publicly disclosed by any person or is not otherwise publicly known, subsections 4.1(a)(iii), 4.1(a)(vi) or 4.1(a)(vii) above); provided, however, that consummation of such agreement shall be conditioned on consummation of Significant Event.

Section 4.2. Preemptive Rights.

(a) Except to the extent expressly prohibited by law or the rules of the principal securities exchange on which the Common Stock is then listed or traded, other than as set forth in Section 4.2(b) and (d), if the Company at any time shall propose to issue any Voting Securities, non-voting equity securities or Convertible Securities following the Closing (a “Post-Closing Issuance”), the TWVC Funds shall have the right to purchase for cash directly from the Company up to their Ownership Percentage of such Participation Shares at the same purchase price (including any assumed indebtedness and valuing any non-cash consideration at its Fair Market Value) as the price for the Participation Shares to be issued. The Company shall provide such information, to the extent reasonably available, relating to any non-cash consideration as the TWVC Funds may reasonably request in order to evaluate any such non-cash consideration.

(b) The Company shall provide the TWVC Funds ten (10) Business Days prior written notice (or, if such notice period is not practicable under the circumstances, such reasonable prior written notice as is practicable and in any event five (5) Business Days prior written notice) of any Post-Closing Issuance subject to this Section 4.2 (the “Participation Notice”). The TWVC Funds shall be entitled to allocate, as among themselves and their respective Affiliates (who agree or have agreed in writing to be bound by the terms of this Agreement), the number of Participation Shares entitled to be purchased by the TWVC Funds and their respective Affiliates (collectively) pursuant to this Section 4.2. In the event that the TWVC Funds elect to exercise their purchase rights pursuant to this Section 4.2, the TWVC Funds shall provide to the Company written notice of such election (the “Election Notice”) to purchase up to their Ownership Percentage of the Participation Shares hereunder within eight (8) Business Days after receiving the Participation Notice, which notice shall (i) certify the Ownership Amount as of the date of the Election Notice, (ii) specify the number of Participation Shares to be purchased by the TWVC Funds and their respective Affiliates (not to exceed their Ownership Percentage of the Participation Shares), and (iii) the allocation of such Participation Shares among the TWVC Funds and their respective Affiliates. The TWVC Funds and their respective Affiliates shall purchase their Ownership Percentage of the Participation Shares concurrently with the related Post-Closing Issuance by the Company, and such Participation Shares shall be issued on the same terms and subject to the same conditions as applicable to the other purchaser or purchasers.

(c) In the event that the Post-Closing Issuance by the Company which gave rise to the exercise by the TWVC Funds of their purchase rights pursuant to this Section 4.2 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the TWVC Funds pursuant to this Section 4.2 shall also terminate as to such proposed Post-Closing Issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the TWVC Funds shall be refunded in full. Notwithstanding anything to the contrary contained herein, if (i) the price or any other material terms upon which the Company proposes to issue such Participation Shares are amended by the Company following the delivery to the TWVC Funds of the Participation Notice or (ii) the offering of Participation Shares to which a Participation Notice relates is not completed within ninety (90) days from the delivery of such notice to the TWVC Funds, the TWVC Funds’ election with respect to the purchase of Participation Shares covered by such Participation Notice shall be void and the Company shall be obligated to deliver a new Participation Notice to the TWVC Funds, and the TWVC Funds shall be entitled to make a new election with respect to the purchase by them or their respective Affiliates of Participation Shares covered by such notice within the eight (8)-Business Day period from the date of receipt of the new Participation Notice and otherwise in accordance with the procedure specified in this Section 4.2.

(d) The provisions of this Section 4.2 shall not apply to, and the TWVC Funds shall not have any purchase rights with respect to, any of the following types of Post-Closing Issuances by the Company or any of its Subsidiaries:

(i) any Post-Closing Issuance of Voting Securities, non-voting equity securities or Convertible Securities solely to officers, employees, directors or consultants of the Company who are not Affiliates of the TWVC Funds in connection with such Person’s employment or consulting arrangements with the Company or the service of such person as a director;

(ii) any Post-Closing Issuance of Voting Securities, non-voting equity securities or Convertible Securities (i) in any business combination or acquisition transaction involving the Company or any of its Subsidiaries, (ii) in connection with any joint venture or strategic partnership or alliance or (iii) in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries;

(iii) any Post-Closing Issuance of Voting Securities, non-voting equity securities or Convertible Securities in connection with any stock split, stock dividend or recapitalization approved by the Board (so long as all holders of the same class or series of Voting Securities is treated equally with all other holders of such class or series of Voting Securities); or

(iv) any Post-Closing Issuance of Voting Securities, non-voting equity securities or Convertible Securities pursuant to an offering registered under the Securities Act.

(e) The TWVC Funds’ rights under this Section 4.2 shall terminate upon a Change of Control, other than a Change of Control in which the TWVC Funds or any of their respective Affiliates is a party.

ARTICLE V

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article V, with respect to the Registrable Securities (as defined below) owned by such Holders.

Section 5.1. Certain Definitions. As used in this Article V:

(a) “Additional Effective Date” means, with respect to each Additional Registration Statement, the date the Additional Registration Statement is declared effective by the SEC.

(b) “Additional Effectiveness Deadline” means, with respect to each Additional Registration Statement, the date which is thirty (30) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline for such Additional Registration Statement or in the event that the Additional Registration Statement is subject to a review by the SEC, ninety (90) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline for such Additional Registration Statement.

(c) “Additional Filing Date” means, with respect to each Additional Registration Statement, the date on which the Additional Registration Statement is filed with the SEC.

(d) “Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date or the most recent Additional Effective Date, as applicable.

(e) “Additional Registrable Securities” means any Cutback Shares not previously included on a Registration Statement and any other Share Equivalents held by Holders.

(f) “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any Additional Registrable Securities. References to Additional Registration Statement shall include any Prospectus.

(g) “Cutback Shares” means any of the Initial Required Registration Amount (without regard to clause (II) in the definition thereof) or the Additional Required Registration Amount of Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered by the staff of the SEC pursuant to Rule 415.

(h) “Effective Date” means the Initial Effective Date and the Additional Effective Date, as applicable.

(i) “Effectiveness Deadline” means the Initial Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(j) “Filing Deadline” means the Initial Filing Deadline and the Additional Filing Deadline, as applicable.

(k) “Holder” (collectively, “Holders”) means (i) the TWVC Funds, (ii) any Affiliate of each of the TWVC Funds or the limited or general partners of each of the TWVC Funds that the TWVC Funds designate in writing as a Holder, and (iii) any transferee of at least 500,000 shares of Registrable Securities that the TWVC Funds designate in writing as a Holder if the transfer was permitted under Section 3.1 and Section 3.2, in each case to the extent holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(l) “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

(m) “Initial Effectiveness Deadline” means the date no later than 225 days after the Closing.

(n) “Initial Filing Deadline” means the date no later than 180 days after the Closing.

(o) “Initial Registrable Securities” for the Initial Registration Statement means (i) the Warrants, the Shares, the Warrant Shares and any other Share Equivalents held by, and in the case of Warrant Shares, issuable to, Holders and (ii) any Share Equivalents issued as (or issuable upon) a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities.

(p) “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities. References to the Initial Registration Statement shall include any Prospectus.

(q) “Initial Required Registration Amount” means the lesser of (I) 100% of the sum of the maximum number of Shares issued and Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the applicable date of determination or (II) such other amount as may be required by the staff of the SEC pursuant to Rule 415 with any cutback applied pro rata to all Holders (which number shall be no less than one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the Trading Day immediately preceding the applicable date of determination, unless the staff of the SEC expressly requires otherwise).

(r) “Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(s) “register”, “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(t) “Registrable Securities” means the Initial Registrable Securities and the Additional Registrable Securities until the earliest to occur of (a) the date on which both a Registration Statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective Registration Statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act).

(u) “Required Registration Amount” means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

(v) “Shelf Registration Statement” means the Initial Registration Statement and the Additional Registration Statement, as applicable. References to Shelf Registration Statement shall include any Prospectus.

Section 5.2. Shelf Registration

(a) (i) Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. The Company shall use its reasonable efforts to file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

(ii) Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit all of the Additional Registrable Securities to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until all of the Additional Registrable Securities have been registered for resale. Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Registrable Securities determined as of the date such Additional Registration Statement is initially filed with the SEC. The Company shall use its reasonable efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. The Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement by 9:30 am on the Business Day following the Effective Date, but in any case no later than the deadline required by Rule 424.

(iii) Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Holders based on the number of Registrable Securities held by each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee that becomes a Holder shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Holders, pro rata based on the number of Registrable Securities then held by such Holders which are covered by such Registration Statement.

(b) Suspension of Filing or Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company, stating that the filing, effectiveness or continued use of a Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 45 days (or such longer period as the TWVC Funds shall consent to in writing) within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the TWVC Funds, the Company shall not be permitted to exercise a Shelf Suspension more than twice during any 12-month period for each Shelf Registration Statement. In the case of a Shelf Suspension that occurs after the effectiveness of a Shelf Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file a Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the applicable Shelf Registration Statement, if required by the registration form used by the Company for the shelf registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder.

(c) The Company shall use its commercially reasonable efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 5.2(a) hereof, and to submit to the SEC, within two (2) Business Days after the Company learns that no review of a Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post effective amendment, if applicable) of such Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

(d) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(e) In connection with the filing of the Shelf Registration Statement, the Company shall:

(i) prepare and file with the SEC within the time periods specified in Section 5.2(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the TWVC Funds and use reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable but in any case within the time periods specified in Section 5.2(a);

(ii) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement (including without limitation, any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement;

(iii) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the TWVC Funds provided for in such Shelf Registration Statement;

(iv) provide the TWVC Funds and their legal counsel (“Legal Counsel”) a reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Legal Counsel provides with respect to any Shelf Registration Statement or amendment or supplement thereto. The Company shall furnish to Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Shelf Registration Statement;

(v) keep the Shelf Registration Statements current and continuously effective pursuant to Rule 415 at all times until such date the Registrable Securities registered pursuant to each such applicable Shelf Registration Statement are no longer Registrable Securities. The Shelf Registration Statements shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;

(vi) promptly notify the TWVC Funds (A) when such Shelf Registration Statement or the Prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such

Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Shelf Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and

(vii) in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the TWVC Funds and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f) In connection with a shelf registration, the Company may require each Holder whose Registrable Securities are covered by the shelf registration, to furnish to the Company such information regarding the Holder, including, without limitation, its intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. The Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by the Holder to the Company or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding the Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding the Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to the Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If the Holder fails to provide to the Company any information required to be provided pursuant to this Section 5.2 after the Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the prospectus contained therein until such time as the Holder provides the required information to the Company.

Section 5.3. Piggyback Registration.

(a) Company Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a registration on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a resale shelf registration statement relating solely to debt securities of the Company that are convertible into Common Stock and the underlying shares of Common Stock or (6) a registration pursuant to Section 5.2), the Company will:

(i) promptly (but in no event less than 10 days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 5 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 5.3(b) below.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.3(a)(i). In such event the right of any Holder to registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein in subject to the limitations expressed in Section 5.2. All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 5.3. The Company shall so advise all holders of the Company’s securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated first to the Company and second to the Holders and any other holders with registration rights on a pro rata basis based on the total number of Registrable Securities held by the Holders and such other holders. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) subject to the limitations expressed in Section 5.2, reduce the amount of securities of the selling Holders included in the registration below thirty percent (30%) of the total amount of securities included in such registration by all selling stockholders. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 5.3(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

Section 5.4. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Sections 5.2 and 5.3, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, and fees and expenses of all Persons retained by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 5.5. Obligations of the Company. Whenever required under this Article V to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in Section 5.2(e) with respect to a Shelf Registration Statement), as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by sellers thereof set forth in such registration statement;

(b) permit any Holder which Holder, in the reasonable judgment of the Company, if deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of the Company should be included;

(c) furnish to the Holders such numbers of copies of a prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(e) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(f) notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(h) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(i) in the case of an underwritten offering, make available for inspection, at the Company’s headquarters during normal business hours, by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j) use its reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(a), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(k) notify the Holders and underwriters, if any, of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

(l) in the case of an underwritten offering, obtain for delivery to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such underwriters and their respective counsel;

(m) in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n) comply with all requirements of NASDAQ with regard to the issuance of the Shares and the Warrant Shares and use its reasonable efforts to list the Registrable Securities covered by such Registration Statement with NASDAQ or any securities exchange on which the Common Stock is then listed;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p) cooperate with Holders including Registrable Securities in such registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities;

(q) use its reasonable efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(r) enter into and perform customary agreements and take such other commercially reasonable actions as are prudent and reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

Section 5.6. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, each Person controlling such Holder, and each underwriter, if any, of the Registrable Securities held by or issuable to such Holder, and each Person who controls any such underwriter, and the officers, directors, employees, partners and agents (i) of each Person controlling such Holder, (ii) of each underwriter and (iii) of each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities including pursuant to Section 5.5(j) (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article V, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company and its directors, employees, agents and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Registration Statement. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this subsection 5.6(b).

(c) Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement (less all underwriting fees and discounts), and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.

Section 5.7. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

Section 5.8. Transfer of Registration Rights. The rights contained in Sections 5.2 and 5.3 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article V, may be assigned or otherwise conveyed by the TWVC Funds to any transferee of the Registrable Securities if the transfer was permitted under Article 3.

Section 5.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.

Section 5.10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

(c) as long as any Holder owns any Registrable Securities, furnish in writing upon such Holder’s written request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act; and

(d) undertake any additional actions reasonably necessary to maintain the availability of the use of Rule 144.

Section 5.11. Termination of Registration Rights. The rights of the Holders to cause the Company to register securities under Article V hereof shall terminate on the date when there no longer remaining any Registrable Securities.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1. Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 7.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach or threatened breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 7.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

Section 7.4. Amendment and Waiver.

(a) This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company (after approval by the Non-TWVC Directors) and the TWVC Funds.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 7.5. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 7.6. Termination. This Agreement shall terminate only by written consent of each of the parties hereto or upon the dissolution of liquidation of the Company.

Section 7.7. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Pacific Time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

Section 7.8. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 7.10. Venue, Waiver of Jury Trial. THE COMPANY AND THE TWVC FUNDS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN SANTA CLARA COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE TWVC FUNDS HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE TWVC FUNDS, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

IKANOS COMMUNICATIONS, INC.

By:	/s/ Michael Gulett
Name: Michael Gulett
Title: President & Chief Executive Officer

Address for Notice:

Ikanos Communications, Inc.

47669 Fremont Blvd.

Fremont, CA 94538

Facsimile No.: (408) 317-0454

Telephone No.: (510) 438-6202

Attn: Michael Gulett

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market, Spear Tower, Suite 3300 San Francisco, CA 94105 Attention: Robert Ishii
Facsimile No.: (415) 947-2099
Telephone No.: (415) 947-2000

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

Tallwood III, L.P. Tallwood III Partners, L.P. Tallwood III Associates, L.P.

By: Tallwood III Management, LLC
Its General Partner

By:	/s/ George Pavlov
George Pavlov, Managing Member

Tallwood III Annex, L.P.

By: Tallwood III Annex Management, LLC
Its General Partner

By:	/s/ George Pavlov
George Pavlov, Managing Member

Address for Notice:

Tallwood Venture Capital

400 Hamilton Avenue, Suite 230

Palo Alto, CA 94301

Facsimile No.: (650) 473-6755

Telephone No.: (650) 473-6750

Email Address: finance@tallwoodvc.com

with a copy to (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention:	Christopher L. Kaufman Michelle L. Bushore
Facsimile No.: (650) 463-2600 Telephone No.: (650) 328-4600

SIGNATURE PAGE TO STOCKHOLDER AGREEMENT